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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

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     Subsidiary                                                            Jurisdiction of Incorporation
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
Diamond Offshore Company                                                             Delaware
Diamond Offshore (USA) Inc.                                                          Delaware
Diamond Offshore Team Solutions, Inc.                                                Delaware
Diamond Offshore General Company                                                     Delaware
Diamond Offshore Drilling (Overseas), Inc.                                           Delaware
Arethusa Off-Shore Company                                                           Delaware
Diamond Offshore Guardian Company                                                    Delaware
Diamond Offshore Finance Company                                                     Delaware
Yorktown Drilling Limited                                                            Delaware
Scotian Drilling Limited                                                             Delaware
Heritage Drilling Limited                                                            Delaware
   (d/b/a Diamond Offshore Heritage Drilling Limited in Texas)
Sovereign Drilling Limited                                                           Delaware
Neptune Drilling Limited                                                             Delaware
Whittington Drilling Limited                                                         Delaware
Yatzy Drilling Limited                                                               Delaware
Diamond Offshore Management Company                                                  Delaware
Diamond Offshore Development Company                                                 Delaware
Brasdril-Sociedade de Perfuracoes Ltda.                                              Brazil
Diamond Offshore Atlantic Inc.                                                       Delaware
Diamond Offshore (Mexico) Company                                                    Delaware
Diamond Offshore Drilling Services Inc.                                              Delaware
Diamond Offshore International Corporation                                           Delaware
Ensenada Internacional S.A.                                                          Panama
Diamond Offshore Enterprises Inc.                                                    Delaware
Cumberland Maritime Corporation                                                      Delaware
Diamond Offshore Limited                                                             England
Diamond Offshore Drilling (UK) Limited                                               England
Diamond Offshore (Trinidad) L.L.C.                                                   Delaware
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